   As filed with the Securities and Exchange Commission on January 17, 1996
                                                      Registration No. 33-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                                _______________

                                DC HOLDCO, INC.
              (Exact name of registrant as specified in charter)

                   Delaware                    95-4545390
          (State of incorporation)          (I.R.S. Employer
                                           Identification No.)

                         500 South Buena Vista Street
                           Burbank, California 91521
                   (Address of principal executive offices)

                           1995 Stock Incentive Plan
               1995 Stock Option Plan for Non-Employee Directors
                Amended and Restated 1990 Stock Incentive Plan
                           1987 Stock Incentive Plan
                           1984 Stock Incentive Plan
                              1981 Incentive Plan
                            1980 Stock Option Plan
                           (Full title of the plans)

                            DAVID K. THOMPSON, ESQ.
                Senior Vice President-Assistant General Counsel
                         500 South Buena Vista Street
                           Burbank, California 91521
                    (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (818) 560-1000

                                _______________

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                             Proposed
                                                       Proposed               maximum
                                       Amount           maximum              aggregate           Amount of
       Title of securities              to be       offering price           offering           registration
         to be registered            registered        per share               price                fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
1995 Stock Incentive Plan             65,000,000
1995 Stock Option Plan for Non-
Employee Directors                       250,000
1990 Stock Incentive Plan             31,507,041
1987 Stock Incentive Plan             14,936,722
1984 Stock Incentive Plan              1,823,690
1981 Incentive Plan                      244,474
1980 Stock Option Plan                    11,300
                                     ___________
Total Common Stock,
$.01 par value                       113,773,227         $60.24(1)    $6,853,699,194.48(1)    $2,363,344.55
=============================================================================================================

(1) Calculated pursuant to Rule 457(h), based on the average of the high and low prices for the Common Stock on the New York Stock Exchange Composite tape for January 11, 1996.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Registrant and The Walt Disney Company ("Disney") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

          (1) Disney's Annual Report on Form 10-K for the fiscal year ended September 30, 1995;

          (2) Disney's Joint Proxy Statement/Prospectus included in Registrant's Registration Statement on Form S-4, filed with the Commission on November 13, 1995 (File No. 33-64141);

          (3) Registrant's Certificate of Incorporation, filed as Exhibit 3.1 to Registrant's Registration Statement on Form S-4 filed with the Commission on November 13, 1995 (File No. 33-64141);

          (4) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-B, dated December 28, 1995.

     In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation, including Registrant, to indemnify its directors, officers, employees and agents under certain circumstances. Registrant's Certificate of Incorporation and Bylaws provide that Registrant shall indemnify such persons to the full extent authorized or permitted by law. The Certificate and Bylaws further provide that Registrant may purchase and maintain liability insurance on behalf of directors, officers, employees or agents of Registrant, whether or not Registrant would have the power to indemnify them against such liability under the provisions of law. In addition, the Certificate and Bylaws provide that Registrant may create a trust fund, grant a security interest and/or use other means (including letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the full extent authorized or permitted by law and including provisions to ensure the payment of indemnification amounts. Moreover, the Certificate provides that no director of Registrant shall be personally liable to Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty to registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock repurchases), or (iv) for any transaction from which the director derived an improper personal benefit.

     Registrant maintains an officers' and directors' liability insurance policy insuring Registrant's officers and directors against certain liabilities and expenses incurred by them in their capacities as such, and insuring Registrant, under certain circumstances, in the event that indemnification payments are made by Registrant to such officers and directors.

     Registrant has entered into indemnification agreements (the "Indemnification Agreements") with its directors and certain of its officers (individually, the "Indemnitee"). The Indemnification Agreements, among other things, provide for indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the prompt advancement of all expenses to the Indemnitee and for reimbursement to Registrant if it is found that such Indemnitee is not entitled to such indemnification under applicable law. The Indemnification Agreements also provide that after a Change in Control (as defined in the Indemnification Agreement) of Registrant which is not approved by the Board of Directors of Registrant, all determinations regarding a right to indemnity and the right to advancement of expenses shall be made by independent legal counsel selected by Indemnitee and approved by the Board of Directors. In addition, in the event of a Potential Change in Control (as defined in the Indemnification Agreement), the Indemnitee may require Registrant to establish a trust for his benefit and to find such trust in amounts reasonably anticipated or proposed to be paid to satisfy Registrant's indemnification obligations under the Indemnification Agreement.

ITEM 8.  EXHIBITS

     See Index to Exhibits on page S-8.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on the 17th day of January, 1996.


                                            DC HOLDCO, INC.
                                            (Registrant)



                                            By:   /s/ David K. Thompson
                                                --------------------------------
                                                David K. Thompson
                                                Senior Vice President-
                                                  Assistant General Counsel


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints DAVID K. THOMPSON his or her true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on the 17th day of January, 1996.

         Signature                       Title                    Date
         ---------                       -----                    ----

   /s/ David K. Thompson        Senior Vice President-      January 17, 1996
---------------------------    Assistant General Counsel
    (David K. Thompson)

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the   following persons in the
capacities and on the date indicated.

         Signature                       Title                    Date
         ---------                       -----                    ----

   /s/ Sanford M. Litvack      President and a Director     January 17, 1996
---------------------------
    (Sanford M. Litvack)


 /s/ Stephen F. Bollenbach       Senior Executive Vice      January 17, 1996
---------------------------       President and Chief
  (Stephen F. Bollenbach)          Financial Officer


     /s/ John J. Garand          Senior Vice President-     January 17, 1996
---------------------------       Planning and Control
      (John J. Garand)         (Chief Accounting Officer)


   /s/ David K. Thompson                Director            January 17, 1996
---------------------------
    (David K. Thompson)


    /s/ Marsha L. Reed                  Director            January 17, 1996
---------------------------
     (Marsha L. Reed)

                               INDEX TO EXHIBITS

                                                                                                             Sequentially
Exhibit                                                                                                        Numbered
Number                                        Description of Document                                            Page
-------                                       -----------------------                                        ------------
  (4.1)   Restated Certificate of Incorporation of the Registrant filed as Exhibit 3.1 to the
          Registrant's Registration Statement on Form S-4, filed with the Commission on
          November 13, 1995 (File No. 33-64141) is hereby incorporated by reference.......................

  (4.2)   Amended Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant's
          Registration Statement on Form S-4, filed with the Commission on November 13,
          1995 (File No. 33-64141) is hereby incorporated by reference....................................

  (4.3)   1995 Stock Incentive Plan and the Rules relating to Stock Options and Stock
          Appreciation Rights thereunder, attached as Appendix B-1 to the Company's
          Registration Statement on Form S-4, filed with the Securities and Exchange
          Commission on November 13, 1995, (File No. 33-64141), are hereby incorporated by reference....................................................................................

  (4.4)   1995 Stock Option Plan for Non-Employee Directors, filed as Exhibit 20 to Disney's
          Registration Statement on Form S-8 ((File No. 33-57811), dated February 23, 1995, is hereby incorporated by reference.............................................................

  (4.5)   Amended and Restated 1990 Stock Incentive Plan and the Rules relating to Stock
          Options and Stock Appreciation Rights thereunder, attached as Appendix B-2 to the
          Company's Registration Statement on Form S-4, filed with the Securities and
          Exchange Commission on November 13, 1995, (File No 33-64141), are hereby incorporated by reference.......................................................................

  (4.6)   (i) 1987 Stock Incentive Plan and the Rules relating to Stock Options and Stock
          Appreciation Rights thereunder, (ii) 1984 Stock Incentive Plan and the Rules relating to Stock Options and Stock Appreciation Rights thereunder, (iii) 1981 Incentive Plan and the Rules relating to Stock Options and Stock Appreciation Rights thereunder and
          (iv) 1980 Stock Option Plan, all as set forth as Exhibits 1(a), 1(b), 2(a), 2(b), 3(a),
          3(b) and 4, respectively, to the Prospectus contained in Part I of Disney's
          Registration Statement on Form S-8 (No. 33-26106), dated December 20, 1988, are hereby incorporated by reference................................................................

    (5)   Opinion of David K. Thompson, Senior Vice President-Assistant General Counsel of
          Registrant, with respect to the legality of the shares being registered is filed herewith.......              9

 (23.1)   Consent of Price Waterhouse LLP, independent accountants, is filed herewith.....................             10

 (23.2)   Consent of David K. Thompson, Senior Vice President-Assistant General Counsel of
          Registrant (included in Exhibit 5)..............................................................

   (24)   Powers of attorney (included at page S-6).......................................................